The George Putnam Fund of Boston, Annual Report, 7/31/05



Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended July 31, 2005 Putnam Management has
assumed $174,691 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters (including those described in Note 6).

72DD1 (000s omitted)		Class A	63,734
					Class B	11,829
					Class C	   880

72DD2 (000s omitted)		Class M	 3,087
					Class R	     7
					Class Y	16,949

73A1					Class A	0.334
					Class B	0.201
					Class C	0.204

73A2					Class M	0.248
					Class R	0.309
					Class Y	0.378

74U1	(000s omitted)		Class A	187,911
					Class B	 50,393
					Class C	  4,210

74U2	(000s omitted)		Class M	 11,842
					Class R	     40
					Class Y	 35,791

74V1					Class A	18.40
					Class B	18.22
					Class C	18.30

74V2					Class M	18.22
					Class R	18.36
					Class Y	18.46